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                                                                  Exhibit (b)(3)

                           THE CHASE MANHATTAN BANK
                                270 Park Avenue
                           New York, New York 10017

                             CHASE SECURITIES INC.
                                270 Park Avenue
                           New York, New York 10017

                                                              September 20, 2000

                                  Side Letter
                                  -----------


Sunburst Hospitality Corporation
10770 Columbia Pike
Silver Spring, Maryland  20901

Attention: Stewart Bainum Jr. and James A. MacCutcheon

Gentlemen:

          Reference is made to each of (i) the Commitment Letter (the
"Commitment Letter") dated the date hereof among Nova Finance Company LLC
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("Newco"), The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI"),
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(ii) the Fee Letter (the "Fee Letter") dated the date hereof among Newco, Chase
                          -----------
and CSI, and (iii) the Engagement Letter (the "Engagement Letter") dated the
                                               ------------------
date hereof between Newco and CSI. Terms used but not defined herein have the meanings assigned to them in the Commitment Letter and the Engagement Letter.

          This will confirm your agreement:

          (a) to actively assist and cooperate with CSI and to provide any information required by CSI in connection with the syndication of the Credit Facilities as described in the fifth and sixth paragraphs of the Commitment Letter as obligations of Newco. Such assistance and cooperation shall include, without limitation (i) assistance in the preparation of the Confidential Information Memorandum and (ii) promptly cooperating with any reasonable requests that Chase and CSI may make in connection with the syndication of the Credit Facilities; and

          (b) that you (the "Indemnifying Party") shall indemnify and hold
                             ------------------
     harmless each of Chase and CSI and each indemnified person to the extent set forth in the Commitment Letter and the Engagement Letter and indemnify and hold harmless CSI and each indemnified person to the extent set forth in Annex A to the Engagement Letter as if such Annex was attached hereto, which provisions are incorporated by reference herein and constitute a part hereof.
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                                                                               2

          We acknowledge and agree that, except as set forth above, you have no other obligations for any of the obligations or liabilities of Newco under the Commitment Letter, the Fee Letter or the Engagement Letter.

          The agreements set forth in this letter shall be superseded by the definitive documentation with respect to the making of loans by the Lenders upon execution and delivery of such definitive documentation.
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                                                                               3

          If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to us the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.

                                          Very truly yours,

                                          THE CHASE MANHATTAN BANK

                                          By: /s/ MARIAN N. SCHULMAN
                                              _________________________________
                                              Name:  Marian N. Schulman
                                              Title: Vice President

                                          CHASE SECURITIES INC.

                                          By: /s/ JAMES G. ROLISON
                                             _________________________________
                                               Name:  James G. Rolison
                                               Title: Managing Director


Accepted and agreed to
as of the date first
written above by:

SUNBURST HOSPITALITY CORPORATION

By: /s/ DOUGLAS H. VERNER
   ____________________________
   Name: Douglas H. Verner
   Title: Senior Vice President